UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Brink’s Company
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Commencing on April 29, 2015, the following communication will be sent to certain of The Brink’s Company’s shareholders.

April 29, 2015

Dear Shareholders:

We wish to inform you that Institutional Shareholder Services (“ISS”) has issued a proxy alert that contains revisions to its proxy analysis and vote recommendation for The Brink’s Company’s 2015 Annual Meeting of Shareholders. ISS now recommends a vote FOR Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation (“Say-on-Pay”) in accordance with the recommendation of our Board of Directors.

The 2015 Annual Meeting of Shareholders will be held on Friday, May 8, 2015.

Thank you for your consideration. If you need assistance in voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated toll-free at 1-888-750-5834.